Exhibit 107.1

CALCULATION OF FILING FEE TABLES
FORM S-8
(Form Type)
JETBLUE AIRWAYS CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
2020 Omnibus Equity Compensation Plan	Equity	Common Stock, $0.01 par value	Rule 457(c) and Rule 457(h)	15,000,000 (3)	$5.45	$81,750,000	$147.60 per $1,000,000	$12,066.30
2020 Crewmember Stock Purchase Plan	Equity	Common Stock, $0.01 par value	Rule 457(c) and Rule 457(h)	25,000,000 (4)	$5.45	$136,250,000	$147.60 per $1,000,000	$20,110.50
	Total Offering Amounts					$218,000,000		$32,176.80
	Total Fee Offsets (5)							$—
	Net Fee Due							$32,176.80

1.Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, par value $0.01 (“Common Stock”), of JetBlue Airways Corporation (the “Registrant”) that become issuable under the JetBlue Airways Corporation 2020 Omnibus Equity Compensation Plan (the “2020 Omnibus Plan”) or the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (the “2020 Stock Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
2.Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and based upon the average of the high and low selling prices per share of the Registrant’s Common Stock on June 14, 2024 ($5.515 and $5.38), as reported by the Nasdaq Global Select Market.
3.Represents shares issuable under the 2020 Omnibus Plan.
4.Represents shares issuable under the 2020 Stock Purchase Plan.
5.The Registrant does not have any fee offsets.